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                                                                      Exhibit 21

                    SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.

     As of December 31, 2003, the significant subsidiaries of Sotheby's Holdings, Inc. which are wholly owned except where indicated are as follows:

                                                            JURISDICTION OF
                                                             INCORPORATION
                                                            ---------------
Sotheby's Holdings, Inc.                                    Michigan
    Sotheby's Financial Services, Inc.                      Nevada
    SPTC, Inc.                                              Nevada
    Sotheby's Fine Art Holdings, Inc.                       Delaware
        Fine Art Insurance Ltd.                             Bermuda
    Sotheby's, Inc.                                         New York
    Sotheby's International Realty, Inc.                    Michigan
    Datshare Limited                                        United Kingdom
        Sotheby's                                           United Kingdom
    Sotheby's Global Trading Company GmbH                   Switzerland

Other than the subsidiaries listed above, the Registrant has 22 directly and indirectly controlled domestic subsidiaries and 35 directly and indirectly controlled foreign subsidiaries.